Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Delta Air Lines, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities (1)	457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants (1)	457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Common Stock, par value $0.0001 per share (1)	457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, par value $0.0001 per share (1)	457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Rights (1)	457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Purchase Contracts (1)	457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Units (1)	457(r) (2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Carry Forward Securities
Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a

	Total Offering Amounts				n/a	n/a		n/a
	Total Fees Previously Paid				n/a			n/a
	Total Fee Offsets							n/a
	Net Fee Due							n/a

(1)	Any registered securities may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. In addition, the securities may be sold in either primary or secondary offerings. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, payment of the registration fee payable in connection with this registration statement is being deferred.
(3)	An unspecified amount of each identified class of securities is being registered for possible offering and sale from time to time at indeterminate prices.